EXHIBIT 24

POWER OF ATTORNEY APPOINTING

JOHN E. ADENT AND DAVID H. NAEMURA

Power of Attorney

Each of the undersigned, in his/her capacity as a director, officer, or both, of Neogen Corporation, appoints John E. Adent and David H. Naemura, or either of them, to be his/her true and lawful attorney to execute in his/her name, place and stead, an Annual Report on Form 10-K for the year ended May 31, 2024 and any or all amendments to such Annual Report on Form 10-K and to file the same with any exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. John E. Adent and David H. Naemura shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Signature	Title	Date
President & Chief Executive Officer
/s/ John E. Adent	(Principal Executive Officer)	July 30, 2024
John E. Adent

/s/ David H. Naemura	Chief Financial Officer	July 30, 2024
David H. Naemura	(Principal Financial Officer)

/s/ John P. Moylan	Chief Accounting Officer	July 30, 2024
John P. Moylan	(Principal Accounting Officer)

/s/ James C. Borel	Chairman of the Board of Directors	July 30, 2024
James C. Borel

/s/ William T. Boehm, Ph.D.	Director	July 30, 2024
William T. Boehm, Ph.D.

/s/ Jeffrey D. Capello	Director	July 30, 2024
Jeffrey D. Capello

/s/ Ronald D. Green, Ph.D.	Director	July 30, 2024
Ronald D. Green, Ph.D.

/s/ Aashima Gupta	Director	July 30, 2024
Aashima Gupta

/s/ Raphael A. Rodriguez	Director	July 30, 2024
Raphael A. Rodriguez

/s/ James P. Tobin	Director	July 30, 2024
James P. Tobin

/s/ Catherine E. Woteki, Ph.D.	Director	July 30, 2024
Catherine E. Woteki, Ph.D.